EXHIBIT 10.6
PRIVATE PLACEMENT PURCHASE AGREEMENT
     THIS PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of this 3rd day of July, 2006 among MBF HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Company”), and MBF HEALTHCARE PARTNERS, L.P., (the “Purchaser”).
     WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the “Placement”) an aggregate of 312,500 units (the “Placement Units”) consisting of shares of common stock of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”) substantially identical to the units being issued to the public (the "IPO”) (pursuant to the terms and conditions hereof and as set forth in the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”)), except that the Placement Units and the underlying shares of Common Stock and Warrants shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Warrants may be exercised on a cashless basis in connection with a redemption of the Warrants; and
     WHEREAS, the Warrants included in the Placement Units shall be governed by the Warrant Agreement and the Placement Units shall be entitled to the benefits of a Registration Rights Agreement, each to be filed as exhibits to the Registration Statement.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
     1. PURCHASE OF UNITS. The Purchaser hereby agrees, directly or through its nominees, to purchase 312,500 Placement Units at a purchase price of $8.00 per Placement Unit for an aggregate purchase price of $2,500,000 (the “Purchase Price”).
     2. CLOSING. The closing of the purchase and sale of the Placement Units (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the date on which the SEC declares the Registration Statement effective (the “Effective Date”). On the Effective Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Common Stock and Warrants comprising the Placement Units shall be delivered to the Escrow Agent, as defined in the Stock Escrow Agreement to be filed as an exhibit to the Registration Statement, promptly after the closing of the IPO.
     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:
     3.1. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.
     3.2. The Placement Units are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

     3.3. The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.
     4. WAIVER OF CLAIMS; INDEMNIFICATION. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, Merrill Lynch. Pierce, Fenner & Smith Incorporated (“Merrill”) with respect to its purchase of the Placement Units, and the Purchaser agrees to indemnify and hold the Company, Merrill and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Merrill or such other underwriters by the Purchaser of the Placement Units or its transferees, heirs, assigns or any subsequent holders of the Placement Units.
     5. WAIVER OF CLAIMS AGAINST TRUST ACCOUNT. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to any shares of Common Stock acquired by the Purchaser pursuant to this Agreement (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, other than with respect to any shares of Common Stock purchased in the IPO held directly or indirectly by it.
     6. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.
     7. GOVERNING LAW. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Florida. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Southern District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
(signatures to follow)

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MBF HEALTHCARE ACQUISITION CORP.
By:	/s/ Marcio C. Cabrera
	Name:	Marcio C. Cabrera
	Title:	Chief Financial Officer

MBF HEALTHCARE PARTNERS, L.P.

By:	MBF Healthcare Advisors I, L.P., its General Partner

By:	MBF Healthcare Advisors LLC, its General Partner

By:	/s/ Miguel B. Fernandez
	Name:	Miguel B. Fernandez
	Title:	President